                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   NEW IMAGE INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
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     5) Total fee paid:
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/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
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     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
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     4) Date Filed:
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
                                  [LETTERHEAD]

Dear Shareholder:

    As you are by now aware, in fiscal 1995, New Image Industries undertook a significant restructuring of its operations, management and product line in order to position the Company for a return to profitability in the coming fiscal year.

    As a result of that restructuring, the Company reported a loss of ($7,673,000), or ($1.61) per share, on revenues of $31,623,000 for the fiscal year ended June 30, 1995, compared with a net loss of ($347,000), or ($0.08) per share, on revenues of $31,569,000 a year earlier.

    The bulk of the restructuring occurred in the third and fourth quarter. In the fourth quarter, we posted a loss of ($4,172,000), or ($0.87) per share, on revenues of $8,064,000 resulting primarily from unusual charges of approximately $4.35 million related to the Company's restructuring and relocation. The two largest components of the unusual charge were non-cash charges of approximately $1.3 million for the writedown of European marketing rights and a $1.25 million writedown of inventory related to discontinued products. The remainder of the unusual charge comprised contract restructuring, executive severance, relocation commitments and miscellaneous legal expenses.

STRATEGY
    The financial restructuring of the Company, however, was only part of our comprehensive strategy to strengthen New Image Industries and enhance its performance.

    While it was important this year to improve our balance sheet, as well as to implement other financial controls and efficiencies, we believe it was equally important to strengthen the Company's infrastructure and redirect its sales and marketing focus.

    With respect to strengthening the Company's infrastructure, we have hired several highly experienced senior executives, all of whom have had substantial complementary business experience.

NEW SENIOR MANAGEMENT
    In June, Dewey Edmunds, with more than 25 years of operating and financial experience, was appointed President and Chief Executive Officer.

    Our new Chief Financial Officer, Hal Orr, brings to New Image more than a decade of experience in that position, as well as a strong background in operations and MIS. Most recently, Mr. Orr was Chief Financial Officer and Vice President of Operations at an international electronic components designer, manufacturer and distributor. Mr. Orr holds a Doctor of Jurisprudence from Pepperdine University School of Law and a Bachelor of Science Degree from the University of California-Berkeley.

    Michael P. Oliver is our new Vice President of Marketing and Sales. He has two decades of experience in the healthcare industry. Most recently he was Vice President of Sales and Marketing of a large manufacturer of electronic products for the healthcare industry, where his efforts were instrumental in increasing sales by nearly 50 percent. Mr. Oliver holds a Master of Science Degree in Administration from George Washington University and a Bachelor of Science Degree from the United State Naval Academy.

SIGNIFICANT EVENTS
    Several important events have occurred throughout the year, as well as shortly after the close of fiscal 1995. Prime among them was the summary judgment granted in our favor in the High Tech Medical Instrumentation case. While this issue has not been fully resolved, we continue to be optimistic about the final outcome for the Company.

    Another major event during the past year was our product development contract with Loral Fairchild Imaging Sensors for a unique digital X-ray sensor to be used in Dental Radiography. This new filmless X-ray system will significantly reduce patient X-ray exposure compared with conventional dental radiography.

    Additionally,  your  Company appointed  three new  members  to the  Board of
Directors: Richard Greenthal, Ralph Richart, M.D. and Kenneth Sawyer. We warmly welcome these new directors and look forward to their continuing, substantive contribution to the revitalization and growth of New Image Industries.

    Finally, just after the close of the year, we announced that New Image will be consolidating its headquarters and manufacturing units, now located in Canoga Park, California and San Juan Capistrano, California respectively, to a new 32,000 square foot facility in Carlsbad, California.

OBJECTIVES FOR FISCAL YEAR 1996
    With the turnaround of New Image Industries well underway, we have set four primary objectives for the coming fiscal year.

    1.     Complete  the   stabilization  of  the  Company   and  return  it  to
       profitability.

    2. Strengthen New Image Industries' position and capitalize on its reputation as the nation's premiere producer of intraoral cameras.

    3.  Maximize New Image Industries' shareholder value.

    4. Broaden the Company's product line, both within the intraoral camera market and in other areas in the dental market.

    With your continued support and the continued contributions of the entire New Image team and its Board of Directors, we will achieve these objectives.

    In closing, we want to take this opportunity to thank you, our stockholders, and our employee team, our Board of Directors and our other constituencies for your loyal support during the past year.

                                          Sincerely,

                                          [SIG]
                                          Dewey Edmunds
                                          President and Chief Executive Officer

                                          [SIG]
                                          Robert S. Colman
                                          Chairman of the Board of Directors

                           NEW IMAGE INDUSTRIES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 10, 1996

TO THE STOCKHOLDERS:

    Notice is hereby given that the 1995 Annual Meeting of Stockholders of New Image Industries, Inc. (the "Company") will be held in the Baton Rouge Room of the Olympic Resort Hotel & Spa located at 6111 El Camino Real in Carlsbad, California, on January 10, 1996, at 10:00 a.m., local time, for the following purposes:

        1. To elect two Class II directors to each hold office for three years and until their respective successors are elected;

        2. To amend the Company's 1993 Stock Incentive Plan to increase the number of shares available for grant thereunder;

        3.  To adopt the Company's 1995 Stock Incentive Plan; and

        4. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

    Only holders of record of the Common Stock of the Company at the close of business on December 8, 1995 are entitled to notice of and to vote at the Annual Meeting and adjournment(s) thereof.

    All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person, even though he or she has returned a Proxy.

                                          Dewey F. Edmunds
                                          Chief Executive Officer

Carlsbad, CA 92009
December 12, 1995

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                           NEW IMAGE INDUSTRIES, INC.

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 10, 1996

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of New Image Industries, Inc., a Delaware corporation, (the "Company") for use at the 1995 Annual Meeting of Stockholders to be held in the Baton Rouge Room at the Olympic Resort Hotel & Spa located at 6111 El Camino Real in Carlsbad, Ca., at 10:00 a.m., local time, on January 10, 1996 and any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

    All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted as indicated on the proposals described in this Proxy Statement unless otherwise directed. A stockholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

    The close of business on December 8, 1995 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the record date, 4,794,438 shares of the Company's Common Stock, par value $.001 per share, were outstanding. The Common Stock is the only outstanding class of securities entitled to vote at the meeting. At the record date, the Company had approximately 648 stockholders of record. The Company is informed and believes that there are approximately 2800 beneficial holders of the Company's Common Stock. A stockholder is entitled to cast one vote for each share of Common Stock held on the record date (each a "Share") on all matters to be considered at the Annual Meeting. Abstentions and shares held by brokers that are prohibited from exercising discretionary authority will be counted as present for the purposes of determining if a quorum is present but will not be counted as voting.

    The Company's principal executive offices are located at 2283 Cosmos Court, Carlsbad, California 92009, and its telephone number is (619) 930-9900. This Proxy Statement and the accompanying Proxy were mailed to all stockholders entitled to vote at the Annual Meeting on or about December 12, 1995.

                         ELECTION OF CLASS II DIRECTORS

    In accordance with the Certificate of Incorporation and Bylaws of the Company, the Board of Directors is divided into three classes. At each annual meeting of the stockholders of the Company, directors constituting one class are elected for three-year terms. The By-Laws of the Company provide that the Board of Directors shall consist of not less than five and not more than nine members as determined from time to time by the Board of Directors. At the time of the annual meeting, the Board of Directors will consist of two Class I Directors, with terms expiring in 1997, two Class II Directors, with terms expiring in 1995, and two Class III Directors, with terms expiring in 1996. At the 1995 Annual Meeting, two Class II Directors will be elected for terms expiring at the 1998 Annual Meeting. If the number of directors is changed, any increase or decrease is to be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Directors may be removed only with cause by the vote of a majority of the stockholders then entitled to vote.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If either nominee is unable or unwilling to serve as a director at the time of the Annual

Meeting or any postponement or adjournment thereof, the proxies will be voted for such nominee as shall be designated by the current Board of Directors to fill the vacancy. The Company has no reason to believe that either nominee will be unwilling or unable to serve if elected as a director.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW

    The Board of Directors proposes the election of the following nominees as Class II Directors:

                                Dewey F. Edmunds
Kenneth B. Sawyer

    If elected, each nominee is expected to serve until the 1998 Annual Meeting of Stockholders. The affirmative vote of a majority of the Shares present in person or represented by proxy at the Annual Meeting and voting on the election of the Class II Directors, is required for the election of each of the above named nominees.

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE
OFFICERS.

    The following table sets forth certain information with respect to the nominees, continuing directors and executive officers of the Company as of October 31, 1995:

                                                                                         YEAR TERM
            NAME                 AGE                 PRINCIPAL OCCUPATION                 EXPIRES
----------------------------     ---     ---------------------------------------------  -----------
NOMINEES:
----------------------------
Dewey F. Edmunds                     52  Chief Executive Officer and President -- New         1995
                                          Image Industries Inc.
Kenneth B. Sawyer                    30  Principal, Colman, Furlong & Co.                     1995

CONTINUING DIRECTORS:
----------------------------
Richard Greenthal                    41  Vice President, Sentex Systems, Inc.                 1996
Ralph M. Richart, M.D.               62  Professor, Columbia University                       1996
Robert S. Colman                     54  Chairman of the Board of the Company;                1997
                                          Partner, Colman, Furlong & Co.
Harold J. Meyers                     62  Chairman, H.J. Meyers & Co., Inc.                    1997

OTHER EXECUTIVE OFFICERS:
----------------------------
David M. Cooper                      61  Vice President, Product Development
Doug Golay                           30  Vice President, Software Development
Michael Oliver                       47  Vice President, Marketing and Sales
Hal Orr                              47  Chief Financial Officer

    The executive officers of the Company are appointed by and serve at the discretion of the Board of Directors. There is no family relationship between any director and any executive officer of the Company.

    MR. EDMUNDS joined the company in May of 1995 as the President and Chief Executive Officer. He was appointed to the board at the same time as a Class II Director. In 1987, Mr. Edmunds was one of three founding employees of
Secoamerica, Inc., a U.S. holding company for a $2 billion Japanese conglomerate. During his employ from 1987 to 1995, Mr. Edmunds acted as Vice President, Corporate Development and Chief Financial Officer of Secoamerica, Inc. as well as President and Chief Operating Officer of Life Fleet, Inc., a subsidiary. Mr. Edmunds received an MBA in International Finance from the University of Southern California and a BA in History/Economics from the University of California, Los Angeles.

    MR. MEYERS has served as a Director of the Company since the Company's initial public offering in August 1989. Mr. Meyers has been the Chairman of the Board and President of H.J. Meyers & Co., Inc. and a principal shareholder of the parent corporation of H.J. Meyers & Co., Inc. since 1982. Mr. Meyers served as President and Chief Executive Officer of McDonald, Kreiger & Bowyer, an investment banking firm and the predecessor of H.J. Meyers & Co., Inc. from 1978 to 1982. From 1974 to 1978, Mr. Meyers served as West Coast Senior Partner of Loeb Rhoades. Mr. Meyers is also a member of the Board of Directors of Dycam Corp.

    MR. COLMAN has served as a Director of the Company since February 1994 and as Chairman of the Board since March 1995. He is a partner of Colman Furlong & Co., a private merchant banking firm, which he co-founded in 1991. In January 1989 he founded R.S. Colman Company, a merchant banking firm, where he remained until he founded Colman Furlong. From 1978 until December 1988, Mr. Colman was a founding partner of Robertson, Colman & Stephens, an investment banking firm. Mr. Colman serves on the Board of Directors of Healthcare Compare Corp., a health care cost management firm, Cleveland Cliffs, Inc., a producer and processor of iron ore, and Access Healthnet, Inc., a company which supplies information and telecommunication systems to the healthcare industry.

    DR. RICHART has served as a Director of the Company since July 1995. He is currently a Professor of Pathology at Columbia University College of Physicians and Surgeons, where he has taught since 1969. Dr. Richart has also been an Attending Pathologist at The Presbyterian Hospital since 1969. Dr. Richart is the founder and owner of Kyto Diagnostics, L.P., a clinical pathology lab in New York. Dr. Richart received an MD from the University of Rochester, School of Medicine and Dentistry and a BA from Johns Hopkins University. Dr. Richart also serves on the board of Neopath, Inc., a medical diagnostic instrument company, and BEI Medical Systems, Inc.

    MR. GREENTHAL has served as a Director of the Company since July 1995. Mr. Greenthal is the co-owner and Vice President of Sentex Systems, Inc., a manufacturer of access control systems. Mr. Greenthal co-founded the company in 1983. From 1977 to 1983 Mr. Greenthal was Senior Engagement Manager for McKinsey & Co., Inc., a management consulting firm. Mr. Greenthal received an MBA from Harvard Business School and a BA in Economics from Cornell University.

    MR. SAWYER has served as a Director of the Company since July 1995. He is a principal of Colman Furlong & Co., a private merchant banking firm. Mr. Sawyer worked previously for Morgan Stanley & Co., an investment banking firm in the Mergers and Acquisitions department in New York and Chicago. Mr. Sawyer previously owned and managed an employment agency and publishing operations in Illinois. Mr. Sawyer has a BS in engineering and a MBA from Stanford University.

    MR. GOLAY joined the Company as an engineer in the Company's product development in 1987. He was appointed the Vice President of Software Development in October 1991.

    MR. OLIVER joined the Company in September 1995 as its Vice President, Marketing and Sales. Prior thereto Mr. Oliver was Vice President of Sales and Marketing at Diatek, a medical device manufacturer. Prior to that he held a number of sales, sales management, and marketing positions with international biotechnology and medical distribution companies. Mr. Oliver received his BS from the U.S. Naval Academy and an MSA from George Washington University.

    MR. ORR joined the Company in October 1995 as its Chief Financial Officer. Prior thereto,and since 1994, he was Chief Financial Officer and Vice President, Operations of LH Research, Inc. a designer, manufacturer and distributer of AC/DC power supplies. Prior thereto, and since 1992, Mr. Orr was Chief Financial Officer of Receptors, Inc., a manufacturer of video ID and card access security systems. Prior thereto, and since 1988, Mr. Orr was Chief Financial Officer and Executive Vice President of Vanguard Electronics Co., Inc., an international electronic components manufacturing and distribution company. He received his BS from UC Berkeley and his JD from Pepperdine University.

    MR. COOPER joined the Company in May of 1995 as Vice President, Advanced Development. Mr. Cooper has an extensive background in broadcast and medical camera design and marketing. As Executive Vice President and President of Fuji Optical Systems, Inc., Mr. Cooper was responsible for the development of the highest resolution video endoscope and was the inventor of the intra-oral video camera. Mr. Cooper received an HNC in electrical engineering from Harlow College, England, and a MS in Engineering Science from Pennsylvania State University.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors held a total of sixteen meetings during the fiscal year ended June 30, 1995. The Board of Directors has an Audit Committee and a Compensation Committee. During the fiscal year ended June 30, 1995, each director attended at least 75% of the meetings of the Board of Directors held while he or she was a director and of the Committees of the Board of Directors on which he or she served.

    The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent auditors, reviewing and approving the services performed by the independent auditors and reviewing and evaluating the Company's accounting policies and internal accounting controls. The Compensation Committee reviews and approves the compensation of officers and key employees, including the granting of options under the Company's various stock incentive plans. See "Report of Compensation Committee" attached hereto as Annex "A." Currently, the members of the Audit Committee are Mr. Meyers and Mr. Greenthal and the members of the Compensation Committee are Mr. Greenthal and Dr. Richart. During fiscal year 1995, Mr. Guy deVrees, a former Director of the Company who is not standing for reelection, and Mr. Harold J. Meyers served at various times on the Compensation Committee and Mr. Colman served at various times on the Audit Committee.

COMPENSATION OF DIRECTORS

    Directors do not receive cash compensation for their services. The 1995 Plan proposed for approval at the Annual Meeting provides that each director newly appointed in 1995 who is not engaged by the Company as either an employee or as a consultant shall receive options to purchase 7,000 shares of Common Stock of the Company when he or she initially joins the Board and options to purchase 12,500 options on the date of each subsequent Annual Stockholders Meeting during his or her term as Director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the last fiscal year, executive compensation for the Company was administered by the Compensation Committee of the Board. Mr. Harold J. Meyers and Mr. Guy deVrees served as the Compensation Committee during the last fiscal year. Mr. deVrees is not continuing as a director of the Company. Neither of the members of the Compensation Committee is, nor has been, an officer or employee of the Company.

REPORT OF COMPENSATION COMMITTEE

    The Report of the Compensation Committee of the Board of Directors of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to compensation paid to such executive officers for the year ended June 30, 1995, is attached to this Proxy Statement as Annex "A."

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows, as to the Chief Executive Officer and as to each of the other executive officers (all except one of whom are former executive officers) whose salary plus bonus exceeded $100,000 during the last fiscal year, information concerning all compensation paid for services to the Company in all capacities during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                              ANNUAL COMPENSATION          COMPENSATION
                                        -------------------------------   --------------
               NAME AND                                    OTHER ANNUAL    STOCK OPTION
          PRINCIPAL POSITION            YEAR    SALARY     COMPENSATION     AWARDS (1)
--------------------------------------  ----   ---------   ------------   --------------
Dewey F. Edmunds (2)                    1995   $  16,615   $   --         200,000 shares
Chief Executive Office and President    1994      --           --               --
                                        1993      --           --               --
Doug Golay                              1995     175,000        26,922(6)  50,000 shares(9)
Vice President                          1994     156,000       --               --
Software Development                    1993     100,000       --               --
Tom Compere (3)                         1995     100,000       --          20,000 shares(10)
Former Executive Officer                1994     100,000       --          10,000 shares
                                        1993      83,000       --          10,000 shares
Phillip Griswa (4)                      1995     245,000         6,877(7)  35,000 shares(11)
Former Officer                          1994     245,000       --          10,000 shares
                                        1993      --           --               --
Roger Leddington (5)                    1995     275,000        48,558(8) 200,000 shares(12)
Former Executive Officer                1994     275,000       --         140,000 shares
                                        1993     168,000       --         100,000 shares

------------------------
 (1)All numbers reflect the number of shares of Common Stock subject to options granted during the fiscal year.

 (2)Mr. Edmunds joined the Company as Chief Executive Officer in May, 1995.

 (3)Mr. Compere is the former Chief Financial Officer of the Company.

 (4)Mr. Griswa is the former Chief Operating Officer of the Company.

 (5)Mr. Leddington is the former Chief Executive Officer of the Company.

 (6)Consists of $18,172 in accrued vacation pay and $8,750 in car allowance.

 (7)Consists of accrued vacation pay.

 (8)Consists of $33,269 in accrued vacation pay and $15,289 in car allowance.

 (9) Consists of options, originally granted in December 1993, which were repriced in December 1994. See "Ten-Year Option Repricings" table below.

(10) Consists of options, originally granted in April 1992 (10,000 options) and December 1993 (10,000 options), which were repriced in December 1994. See "Ten-Year Option Repricings" table below.

(11) Consists of 25,000 options granted in December 1994 and 10,000 options, originally granted in December 1993, which were repriced in December 1994. See "Ten-Year Option Repricings" table below.

(12) Consists of options, originally granted in November 1992 (35,000 options) April 1993 (65,000 options), and December 1993 (100,000 options), which were repriced in December 1994. See "Ten-Year Option Repricings" table below.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information regarding grants of stock options made during the fiscal year ended June 30, 1995 to the executive officers named in the Summary Compensation Table ("Named Executive Officers").

                       OPTION GRANTS IN LAST FISCAL YEAR

                                PERCENT OF                                POTENTIAL REALIZABLE
                                  TOTAL                                     VALUE OF ASSUMED
                                 OPTIONS                                  ANNUAL RATE OF STOCK
                                GRANTED TO                                  APPRECIATION FOR
                                 EMPLOYEE                                        OPTION
                   NUMBER OF        IN         EXERCISE OR                      TERM (1)
                    OPTIONS       FISCAL       BASE PRICE      EXPIRATION --------------------
      NAME          GRANTED      YEAR (2)     PER SHARE (3)       DATE       @ 5%     @ 10%
----------------  -----------   ----------   ---------------   ---------- --------------------
Dewey F. Edmunds    200,000(4)    17.3            $3.75        5/30/00    $  207,211 $  457,883
Doug Golay           50,000(5)     4.3            3.63         12/23/03      100,066    246,468
Tom Compere          20,000(6)     2.0            3.63         6/30/96         5,536     11,254
Phillip Griswa       10,000(7)     1.0            3.63         11/6/95        --        --
Phillip Griswa       25,000(7)     2.2            4.00         11/6/95        --        --
Roger Leddington    200,000(8)    17.3            3.63         3/24/96        45,829     92,565

------------------------
(1) The potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the Securities and Exchange Commission and do not represent a forecast of the future appreciation of the Company's Common Stock.

(2) Options covering an aggregate of 1,154,350 shares (including options relating to shares which were granted in connection with the cancellation and concurrent repricing of certain previously issued options) were granted to eligible optionees during the fiscal year ended June 30, 1995.

(3) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(4) The 200,000 options vest as follows: 30,000 options on May 30, 1995, the date of grant, and 30,000 options, 60,000 options, and 80,000 options to vest on the first, second and third anniversaries of the date of grant, respectively; all options to vest immediately upon a "change in control."

(5) The 50,000 options vest as follows: 12,500 options on December 23, 1994, and an additional 12,500 options to vest annually thereafter; all options to vest immediately upon a "change in control."

(6) Pursuant to an agreement with the Company, all of Mr. Compere's options became exercisable as of May 1995 and will expire on June 30, 1996.

(7) Pursuant to the terms upon which they were granted, all of Mr. Griswa's options expired on November 6, 1995, 90 days after the termination of his employment with the Company.

(8) Pursuant to an agreement with the Company, Mr. Leddington's options, all of which are exercisable, will expire on March 24, 1996.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTIONS

    The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during the fiscal year ended June 30, 1995, and the value of options held at fiscal year end.

                   AGGREGATED OPTION EXERCISES IN FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                                                      NUMBER OF           VALUE OF ALL UNEXERCISED
                                                                                 UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                                                                 AT FISCAL YEAR-END        AT FISCAL YEAR-END (1)
                                           SHARES ACQUIRED                    -------------------------   -------------------------
                  NAME                       ON EXERCISE     VALUE REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-----------------------------------------  ---------------   --------------   -------------------------   -------------------------
Tom Compere                                    10,000           $28,800            30,000/0                    $11,900/0
All other Named Executive Officers (2)         --                --               273,500/207,500               88,325/31,479

------------------------
(1) Based upon the last reported sale price of the Common Stock on NASDAQ National Market System on June 30, 1995.

(2) No Named Executive Officer other than Mr. Compere exercised options in the fiscal year ended June 30, 1995.

OPTION REPRICINGS

    The following table sets forth information regarding the repricing of options held by any executive officer during the Company's eight-year history. See the report of the Compensation Committee of the Company's Board of Directors, attached hereto as Exhibit A, for discussion of all option repricings during the fiscal year ended June 30, 1995.

                          OPTION REPRICINGS SINCE 1987

                                                                                                       LENGTH OF
                                           NUMBER OF      MARKET                                       ORIGINAL
                                          SECURITIES     PRICE OF       EXERCISE                      OPTION TERM
                                          UNDERLYING     STOCK AT       PRICE AT                     REMAINING AT
                                            OPTIONS       TIME OF        TIME OF         NEW            DATE OF
                                DATE OF   REPRICED OR  REPRICING OR   REPRICING OR    EXERCISE       REPRICING OR
            NAME               REPRICING    AMENDED      AMENDMENT      AMENDMENT       PRICE          AMENDMENT
-----------------------------  ---------  -----------  -------------  -------------  -----------  -------------------
Tom Compere                     12/12/94      10,000     $    3.63      $    7.25     $    3.63      7 Years 312 Days
Tom Compere                     12/12/94      10,000          3.63          11.88          3.63      9 Years  11 Days
Doug Golay                      12/12/94      50,000          3.63          11.88          3.63      9 Years  11 Days
Phillip Griswa                  12/12/94      10,000          3.63          11.88          3.63      9 Years  11 Days
Roger Leddington                12/12/94      35,000          3.63          12.00          3.63      7 Years 342 Days
Roger Leddington                12/12/94      65,000          3.63          12.75          3.63      8 Years 139 Days
Roger Leddington                12/12/94     100,000          3.63          11.88          3.63      9 Years  11 Days

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended June 30, 1995, all relevant Section 16(a) filing requirements were complied with. The Company is aware of no failures to file required forms.

CERTAIN TRANSACTIONS WITH MANAGEMENT

    In March 1995, the Company engaged Colman Furlong & Co. to provide general investment banking advice to the Company. Mr. Robert S. Colman and Mr. Kenneth
B. Sawyer, Directors of the Corporation, are associated with of Colman Furlong & Co. Pursuant to the engagement agreement with Colman Furlong & Co., the Company pays Colman Furlong & Co. a fee in the amount of $12,000 per month. In connection with the engagement, the Company granted Colman Furlong & Co. warrants to purchase 275,000 shares of the Common Stock of the Company at an exercise price of $3.875 per share. The warrants vest over a one-year period and have a term of five years. The engagement of Colman Furlong & Co. may be terminated by either party at any time.

                            PRIOR PERFORMANCE GRAPH

    Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the NASDAQ Stock Market (US Companies) Index and the Index for NASDAQ Surgical, Medical and Dental Instruments and Supplies Index for the period commencing July 1, 1990 and ending on June 30, 1995. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                Comparison of Five Year-Cumulative Total Returns

PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       SYMBOL CRSP TOTAL RETURNS INDEX FOR:
                                                       6/29/90    6/28/91    6/30/92    6/30/93    6/30/94    6/30/95
NEW IMAGE INDUSTRIES, INC.                                 100       27.9       80.9      235.3      117.6       45.6
Nasdaq Stock Market (US Companies)                         100      105.9      127.2        160      161.6      215.4
NASDAQ Stocks (SIC 3840-3849 US Companies)                 100      130.8      138.2      130.8      115.8      168.6
Surgical, Medical, and Dental Instruments and
Supplies

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of October 31, 1995, certain information relating to the ownership of the Company Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has the sole voting and investment power with respect to the shares owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. Unless otherwise indicated, the address of each person is c/o New Image Industries, Inc., 2283 Cosmos Court, Carlsbad Ca., California, 92009.

                                                              PERCENT OF
                  NAME                  NUMBER OF SHARES      CLASS OWNED
  ------------------------------------  ----------------     -------------
  Dewey F. Edmunds                             37,500(1)        1.0
  Hal Orr                                       3,000            *
  Michael Oliver                                    0            0
  Doug Golay                                   27,000(2)        1.0
  Tom Compere                                  30,000(3)        1.0
  Phillip Griswa                                    0            0
  Roger Leddington                            201,501(4)        4.2
  Robert S. Colman                             94,000(5)        2.0
  Richard P. Greenthal                              0            0
  Harold J. Meyers                             60,000(6)        1.3
  Ralph P. Richart, M.D.                            0            0
  Kenneth B. Sawyer                             4,600            *
  All executive officers and directors        454,100           9.1
   as a group (12 persons)

------------------------
 *  Less than 1%.

(1) Includes 30,000 shares of Common Stock underlying options that are exercisable within 60 days of the date hereof.

(2) Includes 25,000 shares of Common Stock underlying options that are exercisable within 60 days of the date hereof.

(3) Includes 30,000 shares of Common Stock underlying options that are exercisable within 60 days of the date hereof.

(4) Includes 200,000 shares of Common Stock underlying options that are exercisable within 60 days of the date hereof. Information regarding the remainder of Mr. Leddington's holdings of Common Stock was obtained from publicly available information on file with the Securities and Exchange Commission.

(5) Includes 25,000 shares of Common Stock underlying options exercisable within 60 days of the date hereof. Does not include a warrant to purchase 275,000 shares of the Company's Common Stock held by Colman Furlong & Co., of which Mr. Colman is a Partner. The warrant is exercisable with repect to 262,500 of the Company's Common Stock within 60 days of the date hereof.

(6) Consists of 60,000 shares of Common Stock underlying options that are exercisable within 60 days of the date hereof. Does not include 75,000 shares of Common Stock held by H.J. Meyers & Co., Inc. Mr. Meyers is a principal shareholder of the parent corporation of H.J. Meyers & Co., Inc.

                  PROPOSAL TO APPROVE FORM OF AMENDMENT TO THE
            NEW IMAGE INDUSTRIES, INC. 1993 STOCK INCENTIVE PLAN TO
          INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER

SUMMARY OF PLAN

    The Company's 1993 Stock Incentive Plan (the "1993 Plan") was approved by the stockholders in December 1993. The 1993 Plan provides for the grant of options to selected directors, officers, employees and consultants of the Company and its subsidiaries. The only options that non-employee directors are entitled to receive under the 1993 Plan are options granted to a non-employee director who is expressly made eligible to participate in the 1993 Plan by a resolution of the Board of Directors.

    Prior to July 1995, an aggregate of 300,000 shares of the Company's Common Stock were reserved for issuance under the 1993 Plan. On July 26, 1995, the Board of Directors amended the 1993 Plan to increase the number of shares reserved for issuance under the 1993 Plan to 500,000. At October 31, 1995, options to purchase 500,000 shares of the Company's Common Stock had been granted pursuant to the 1993 Plan at a weighted average exercise price of $3.73 per share. At October 31, 1995, approximately 92 persons were eligible to participate in the 1993 Plan.

    The 1993 Plan is currently administered by the Compensation Committee of the Board of Directors (the "Administrator"). The Administrator has sole discretion and authority, consistent with the provisions of the 1993 Plan, to select the eligible participants to whom options will be granted or shares sold, the number of shares covered by the option to be sold, the exercise or purchase price, and the form and terms of agreement to be used.

    The exercise price of incentive stock options must be not less than the fair market value of a share of Common Stock on the date the option is granted (110% with respect to optionees who beneficially hold at least 10% of the outstanding Common Stock) and nonstatutory options must have an exercise price equal to at least 85% of the fair market value of a share of Common Stock on the date the option is granted. The Administrator has the authority to determine the time or times at which options granted under the 1993 Plan become exercisable, provided that options expire no later than ten years from the date of grant (five years with respect to optionees who beneficially hold at least 10% of the outstanding Common stock). The Administrator also has the authority to automatically grant an option (a "Reload Option") to a current optionee upon the delivery to the Company by such optionee of shares of the Company in payment of another option or in satisfaction of a tax withholding requirement, up to the number of Shares delivered to the Company in payment of such other option or in satisfaction of such obligation. A Reload Option shall have a per share exercise price of not less than 100% of the per Share fair market value on the date of grant of such Reload Option, a term not longer than the remaining term of the original stock option at the time of exercise thereof, and such other terms and conditions as the Administrator in its sole discretion shall determine. Options are nontransferable, other than by will and the laws of descent and distribution, and generally may be exercised only by an employee while employed by the Company or within 90 days after termination of employment (one year from termination resulting from death or disability).

THE AMENDMENT

    The amendment to the 1993 Plan (the "Amendment") will increase the number of shares reserved for issuance under the 1993 Plan by 200,000 shares, from 300,000 to 500,000 shares. There are no other proposed changes to the 1993 Plan. The Administrator has sole discretion and authority, consistent with the provisions of the 1993 Plan, to select the eligible participants to whom these additional options will be granted, the number of shares covered by any such option, the exercise or purchase price, and the form and terms of agreement to be used.

REQUIRED VOTE

    The Board of Directors has unanimously approved the amendment of the 1993 Plan to increase the number of shares available for issuance thereunder. The affirmative vote of a majority of the Shares present in person or represented by proxy at the Annual Meeting and voting on the amendment to the 1993 Plan is required for the approval of the adoption of such amendment to the 1993 Plan. Unless marked otherwise, proxies received will be voted for the adoption of such amendment to the 1993 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE NEW IMAGE INDUSTRIES, INC. 1993 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER

                    PROPOSAL TO APPROVE THE ADOPTION OF THE
              NEW IMAGE INDUSTRIES, INC. 1995 STOCK INCENTIVE PLAN

INTRODUCTION

    The proposed New Image Industries, Inc. 1995 Stock Incentive Plan (the "1995 Plan") was adopted by the Company's Board of Directors on July 26, 1995, subject to the approval of the 1995 Plan by the stockholders. The 1995 Plan provides for the issuance of options to purchase shares of the Company's Common Stock ("Shares") to selected directors, officers, employees and consultants of the Company and its subsidiaries. Subject to adjustment for stock splits, stock dividends and other similar events, the total number of Shares reserved for issuance under the 1995 Plan shall be 500,000 Shares. At November 20, 1995, options to purchase 151,500 Shares had been granted to employees of the Company pursuant to the terms of the 1995 Plan, subject to the approval of the 1995 Plan by the stockholders, at exercise prices ranging from $1.75 to $3.75 per Share.

    The following sections summarize the principal features of the 1995 Plan, a copy of which is attached as Exhibit "B" to this Proxy Statement. Although this Proxy Statement contains a summary of the principal features of the 1995 Plan, this summary is not intended to be complete and reference should be made to Exhibit "B" to this Proxy Statement for the complete text of the 1995 Plan.

PURPOSE

    The purpose of the 1995 Plan is to advance the interests of the Company and its stockholders by strengthening the Company's and its subsidiaries' ability to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to the Company's long term success and to provide incentives which are linked directly to increases in stock value which will inure to the benefit of all stockholders of the Company.

ADMINISTRATION

    The 1995 Plan will be administered by a committee of the Company's Board of Directors (the "Committee"), each member of which is a non-employee member of the Board of Directors, a Disinterested Person (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended), and an Outside Director (as defined in Section 162m of the Internal Revenue Code of 1986, as amended (the "Code")).

ELIGIBILITY AND NONDISCRETIONARY GRANTS

    The 1995 Plan provides that options may be granted to officers of the Company who serve as directors, non-employee directors (subject to the limitations described below), officers, employees and consultants of the Company and its subsidiaries. The Committee will determine the persons to be selected as optionees, the terms of vesting of options and the number of Shares to be subject to each option. Non-employee directors shall be entitled to receive the following: (i) the nondiscretionary grant of a non-statutory option to purchase 7,000 Shares upon the non-employee director's election or appointment to the Board of Directors, and (ii) for so long as the non-employee director remains on the Board of Directors, an annual nondiscretionary grant on the date of the Company's annual meeting of stockholders of non-statutory options to purchase 12,500 Shares, unless such non-employee directors are designated "eligible persons" by a majority of the Board of Directors and therefore become eligible for additional grants. All options granted to the non-employee directors shall have an exercise price equal to 100% of the fair market value of the Shares on the date of grant and shall vest over a three year period.

TERMS OF OPTIONS

    The terms of options granted under the 1995 Plan are determined by the Committee. In the sole and absolute discretion of the Committee, such options may be either "incentive stock options" within the meaning of Section 422 of the Code ("ISOs"), or non-statutory options. However, to the extent that the aggregate market value of the Shares with respect to which ISOs are exercisable for the first time by any individual under the 1995 Plan and all other incentive plans of the Company and any Parent or subsidiary of the Company during any calendar year exceeds $100,000, such options shall not be treated as ISOs. In addition, no participant shall be granted options with respect to more than 200,000 Shares during any one year period. Each option will be evidenced by an option agreement between the Company and the optionee to whom such option is granted on such terms and conditions as shall be determined by the Committee from time to time. The terms of the option agreements need not be identical. Each option is, however, subject to the following terms and conditions:

    EXERCISE OF THE OPTION. The Committee determines when options granted under the 1995 Plan may be exercisable. An option is exercised by giving written notice of exercise to the Company, specifying the number of full Shares to be purchased, and tendering payment of the purchase price. Payment for Shares issued upon exercise of an option may be made by cash, by cashier's check or certified check, by surrender of previously owned Shares (if the Committee authorizes payment in Shares and such shares have been held for at least six months), by surrender of the numbers of Shares issuable upon exercise of the stock option having a fair market value on the date of exercise equal to the option exercise price (if the Committee authorizes such method of payment), or by any combination thereof or any other form of legal consideration acceptable to the Committee. The 1995 Plan provides that, upon the recommendation of the Committee, the Company may loan optionees the funds necessary to exercise their options.

    OPTION PRICE. The ISO exercise price shall equal or exceed the fair market value of the Shares on the date the option is granted. The exercise price for ISOs granted to individuals beneficially holding at least 10% of the outstanding securities of the Company shall equal or exceed 110% of the fair market value of the Shares on the date the option is granted.

    TERMINATION OF OPTIONS. All options granted under the 1995 Plan expire ten years from the date of grant, or such shorter period as is determined by the Committee. No option is exercisable by any person after such expiration. If an option expires, terminates or is canceled in full, the Shares not purchased thereunder may again be available for option.

    NON-TRANSFERABILITY OF OPTIONS. An option is not transferable by the optionee otherwise than by will or the laws of descent and distribution and is exercisable during the optionee's lifetime only by the optionee, his or her guardian or legal representative.

    OTHER  PROVISIONS.    The option  agreement  may contain  such  other terms,
provisions and conditions not inconsistent with the 1995 Plan as may be determined by the Committee.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    The 1995 Plan and each option granted thereunder contain provisions for appropriate adjustments in the exercise price per share (but not the total price) and the number of Shares subject to the option in the event of any change in the number of issued Shares which results from a split-up or consolidation of Shares, payment of a Share dividend, a recapitalization or other like capital adjustment.

CHANGE OF CONTROL

    The Committee has the right, in its sole discretion, to accelerate the vesting of options granted pursuant to the 1995 Plan in the event of a dissolution, liquidation, merger or consolidation of the Company.

AMENDMENT AND TERMINATION OF THE 1995 PLAN

    The Board of Directors may amend the 1995 Plan at any time, may suspend it from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval is required for any amendment which materially increases the number of Shares for which options may be granted, materially modifies the requirements of eligibility or materially increases the benefits which may accrue to optionees under the 1995 Plan. However, no such action by the Board of Directors or stockholders may unilaterally alter or impair any option previously granted under the 1995 Plan without the consent of the optionee. In any event, the 1995 Plan shall terminate ten years from the date of stockholder approval unless sooner terminated by action of the Board.

FEDERAL INCOME TAX CONSEQUENCES

    The following general discussion of the principal tax considerations is based upon the tax laws and regulations of the United States existing as of the date hereof, all of which are subject to modification at any time. The 1995 Plan does not constitute a qualified retirement plan under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by the employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit-sharing and other employee benefit plans).

    Pursuant to Section 162(m) of the Code ("Section 162(m)"), non-performance-based compensation in excess of $1 million to certain senior executives of public companies is not deductible by the Company. Performance-based compensation is excluded from applicable employee remuneration for Section 162(m) limitation purposes. The 1995 Plan is intended to qualify as performance-based compensation which is not subject to the $1 million limitation. In order for the 1995 Plan to qualify as performance-based compensation under Section 162(m) and therefore be exempt from the $1 million limitation, the 1995 Plan must be approved by the stockholders of the Company.

    CONSEQUENCES TO EMPLOYEES: INCENTIVE STOCK OPTIONS. No income is recognized for federal income tax purposes by an optionee at the time an ISO is granted, and, except as discussed below, no income is recognized by an optionee upon his or her exercise of an ISO. If the optionee makes no disposition of the Shares received upon exercise within two years from the date such option is granted or one year from the date such option is exercised, the optionee will recognize long-term capital gain or loss when he or she disposes of his or her Shares. Such gain or loss will be measured by the difference between the exercise price of the option and the amount received for the Shares at the time of disposition.

    If the optionee disposes of Shares acquired upon exercise of an ISO within two years after being granted the option or within one year after acquiring the Shares, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent that the lesser of
(A) the fair market value of the shares on the date the ISO was exercised or (B) the fair market value at the time of such disposition, exceeds the ISO exercise price. Any amount realized upon disposition in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon whether the shares have been held for more than one year.

    The use of stock acquired through exercise of an ISO to exercise an ISO will
constitute   a  disqualifying  disposition  if  the  applicable  holding  period requirement has not been satisfied.

    For alternative minimum tax purposes, the excess of the fair market value of the stock as of the date of exercise over the exercise price of the ISO is included in computing alternative minimum taxable income.

    CONSEQUENCES TO EMPLOYEES: NON-STATUTORY OPTIONS. No income is recognized by a holder of Non-statutory Options at the time Non-statutory Options are granted under the Plan. In general, at the time Shares are issued to a holder pursuant to exercise of Non-statutory Options, the holder will recognize ordinary income equal to the excess of the sum of cash and the fair market value of the shares on the date of exercise over the exercise price.

    A holder will recognize gain or loss on the subsequent sale of Shares acquired upon exercise of Non-statutory Options in an amount equal to the difference between the selling price and the tax basis of the Shares, which will include the price paid plus the amount included in the holder's income by reason of the exercise of the Non-statutory Options. Provided the Shares are held as a capital asset, any gain or loss resulting from a subsequent sale will be long-term or short-term capital gain or loss depending upon whether the Shares have been held for more than one year.

    CONSEQUENCES TO THE COMPANY: INCENTIVE STOCK OPTIONS. The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an ISO. There are also no federal income tax consequences to the Company as a result of the disposition of Shares acquired upon exercise of an ISO if the disposition is not a disqualifying disposition. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for the amount received by the optionee to the extent that such amount is taxable to the optionee as ordinary income.

    CONSEQUENCES TO THE COMPANY: NON-STATUTORY OPTIONS. The Company will be entitled to a deduction for federal income tax purposes in the year and in the same amount as the Optionee is considered to have realized ordinary income in connection with the exercise of Non-statutory Options if provision is made for withholding of federal income taxes, where applicable.

                             GRANTS UNDER 1995 PLAN

OPTION GRANTS UNDER THE 1995 PLAN

    The following table sets forth information regarding grants of stock options made pursuant to the 1995 Plan, subject to the approval of stockholders, as of the date hereof.

            NAME                        POSITION               DATE       PRICE     SHARES      VALUE      TERM
----------------------------  -----------------------------  ---------  ---------  ---------  ---------  ---------
Dewey Edmunds                 CEO                              5/30/95  $    3.75     51,500  $ 193,125    5 Years
Hal Orr                       CFO                              10/9/95       2.25     30,000  $  67,500    5 Years
Michael Oliver                VP Marketing & Sales             10/2/95       2.00     25,000  $  50,000    5 Years
Doug Golay                    VP R&D                           11/6/95       2.19     15,000  $  32,850    5 Years
Randy Bailey                  Director of Sales               11/20/95       1.75     15,000  $  26,250    5 Years
Patti Consilvio               Director, Telesales             10/16/95       2.50      5,000  $  12,500    5 Years
Janet Morris                  Director, Human Resources        10/9/95       2.00      5,000  $  10,000    5 Years
Regina Abrams                 Manager, Trade Shows             11/6/95       2.19      5,000  $  10,950    5 Years
                                                                                   ---------  ---------
                                                                                     151,500  $ 403,175
                                                                                   ---------  ---------
                                                                                   ---------  ---------

REQUIRED VOTE

    The Board of Directors has unanimously approved the adoption of the 1995 Plan. The affirmative vote of a majority of the Shares present in person or represented by proxy at the Annual Meeting and voting on the approval of the adoption of the 1995 Plan is required for the approval of the adoption of the 1995 Plan. Unless marked otherwise, proxies received will be voted for the adoption of such 1995 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE APPROVAL OF THE NEW IMAGE INDUSTRIES, INC. 1995 STOCK INCENTIVE PLAN

                           PROPOSALS OF STOCKHOLDERS

    A proper proposal submitted by a stockholder for presentation at the Company's 1996 Annual Meeting and received at the Company's executive offices no later than August 4, 1996, will be included in the Company's proxy statement and form of proxy relating to the 1996 Annual Meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen, independent accountants, were selected by the Board of Directors to serve as independent auditors of the Company for the fiscal year ended June 30, 1995, and have been selected by the Board of Directors to serve as independent auditors of the fiscal year ending June 30, 1996. Representatives of Arthur Andersen are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions from stockholders.

                                 OTHER MATTERS

    The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

                                    EXPENSES

    The entire cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail, telephone, telegraph and personal contact by officers and other employees of the Company, who will not receive additional compensation for such services. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward soliciting material to the beneficial owners of the Company's Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

                         ANNUAL REPORT TO STOCKHOLDERS

    The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 is being mailed to stockholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

                                          ON BEHALF OF THE BOARD OF DIRECTORS

                                          Dewey F. Edmunds
                                          Chief Executive Officer

DATED: December 12, 1995

                                                                       EXHIBIT A

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The following report of the Compensation Committee to the Board of Directors shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act of 1933, as amended ("Securities Act") or the Securities Exchange Act of 1934, as amended ("Exchange Act") that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

To the Board of Directors:
GENERAL

    The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing and administering the policies that govern executive compensation and benefit practices. The Committee evaluates the performance of the executive officers and determines their cash compensation levels, equity incentives, and related benefits, all subject to Board approval.

COMPENSATION PHILOSOPHY

    The Company's executive compensation programs are designed to attract and retain the talented executives believed to be necessary to maximize shareholder value. In so doing, the Committee attempts to provide levels of compensation that integrate cash compensation and incentive plans with the Company's strategic goals. The Committee believes this effectively serves to align the interests of executive management with the long-term interests of the stockholders, thereby motivating Company executives to achieve the strategic business goals of the Company.

    With regard to the Company's performance, the measures used for determining appropriate levels of compensation for executive officers include the Company's overall performance, ability to meet strategic goals within the current economic climate and industry environment, expansion by acquisition or otherwise, profit retention and profitability, all of which the Compensation Committee believes combine to enhance stockholder value.

    The Committee believes that the components of executive compensation should include base salary, stock option grants and other benefits, and should be linked to individual and Company performance.

BASE SALARY

    Total executive compensation from salary and incentives is currently within a range believed to be competitive for similarly situated executives within other middle-market companies of similar size and stage of development. While the Committee considers cash bonuses to be an effective tool for compensating management, the Company's performance during fiscal 1995 did not, in the Committee's view, merit any cash bonuses.

    The Committee considers Company management proposals concerning salary adjustments for executive officers and then makes recommendations to the entire Board of Directors for its approval. The annual base salary of $180,000 for Mr. Edmunds, the Company's Chief Executive Officer, was established under the terms of an employment agreement entered into in May 1995 with the approval of the Board of Directors. Mr. Edmunds is an at will employee of the Company, and there is no term to his employment agreement.

    In determining base salaries for executives for 1995, the Committee considered the Company's earnings, growth in revenues, individual performance and achievement, areas of responsibilities, position, tenure and internal comparability.

STOCK OPTION GRANTS

    The Compensation Committee believes that stock options are an important element in executive compensation. The Compensation Committee believes that the total number of options outstanding does not result in undue dilution of shareholders' equity, as the level of equity incentives provided has enabled the Company to attract and retain executives who could earn comparably greater salaries at similarly situated companies.

    In 1993, the Board of Directors and the stockholders adopted a stock option plan pursuant to which the Company may grant stock options to directors, officers and employees of the Company. The purpose of this plan is to attract, retain and award executive officers and directors and to furnish incentives to these persons to improve operations, increase profits and positively impact the Company's long-term performance. The Board of Directors has proposed the adoption of a 1995 Stock Incentive Plan with identical purposes. Consistent with these objectives, the Committee has approved in fiscal 1995 the granting of options to executive officers under the 1993 Stock Option Plan as follows: Mr. Edmunds received options to purchase 200,000 shares (30,000 options to vest immediately upon grant and 30,000 options, 60,000 options, and 80,000 options to vest on the first, second and third anniversaries of the commencement of his employment, respectively; all options to vest immediately upon the occurrence of a "change in control").

    During fiscal 1995, the Committee repriced certain stock options held by one of the Company's current executive officers and by various former executive officers while they were still employed by the Company. The repricing resulted from the Committee's determination that the options no longer represented a meaningful incentive to these persons as a result of the then-current market price having fallen to a level substantially below the exercise price of the repriced options.

Compensation Committee:   Harold J. Meyers       Guy de Vreese

                                                                       EXHIBIT B

                           NEW IMAGE INDUSTRIES, INC.
                           1995 STOCK INCENTIVE PLAN

                           NEW IMAGE INDUSTRIES, INC.
                           1995 STOCK INCENTIVE PLAN

                                   ARTICLE 1
                            GENERAL PURPOSE OF PLAN

    The name of this plan is the New Image Industries, Inc. 1995 Stock Incentive Plan (the "PLAN"). The purpose of the Plan is to enable New Image Industries, Inc., a Delaware corporation (the "COMPANY"), and any Parent or any Subsidiary to obtain and retain the services of the types of employees, consultants, officers and Directors who will contribute to the Company's long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all shareholders of the Company.

                                   ARTICLE 2
                                  DEFINITIONS

    For purposes of the Plan, the following terms shall be defined as set forth below:

    "ADMINISTRATOR" shall have the meaning as set forth in Section 3.1 of the Plan.

    "BOARD" means the Board of Directors of the Company.

    "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

    "COMMITTEE" means a committee of the Board designated by the Board to administer the Plan and composed of not less than the minimum number of persons from time to time required both by the Rule and Section 162(m) of the Code, each of whom is a Disinterested Person and an Outside Director.

    "COMPANY" means New Image Industries Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

    "DATE OF GRANT" means the date on which the Committee adopts a resolution expressly granting Stock Options to a Participant, or if a different date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution.

    "DIRECTOR" means a member of the Board.

    "DISABILITY" means permanent and total disability as defined by the Committee.

    "DISINTERESTED   PERSON"  shall   have  the   meaning  set   forth  in  Rule
16b-3(c)(2)(i) under the Exchange Act, or any successor definition adopted by the SEC.

    "ELECTION" shall have the meaning set forth in Section 10.3(d)(i) of the Plan.

    "ELIGIBLE PERSON" means an employee, officer, consultant or, subject to the limitations set forth in Article 5 of the Plan, Director of the Company, any Parent or any Subsidiary.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXERCISE PRICE" shall have the meaning set forth in Section 6.2(c) of the Plan.

    "FAIR MARKET VALUE" per share at any date shall mean (i) if the Stock is listed on an exchange or exchanges, or admitted for trading in a market system which provides last sale data under Rule 11Aa3-1 of the General Rules and Regulations of the SEC under the Exchange Act (a "MARKET SYSTEM"), the last reported sales price per share on the last business day prior to such date on the principal exchange on which it is traded, or in a Market System, as applicable, or if no sale was made on such day on such principal exchange or in such a Market System, as applicable, the last reported sales price per share on the most recent day prior to such date on which a sale was reported on such exchange or such Market System, as applicable;

or (ii) if the Stock is not then traded on an exchange or in a Market System, the average of the closing bid and asked prices per share for the Stock in the over-the-counter market as quoted on NASDAQ on the day prior to such date; or
(iii) if the Stock is not listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Committee.

    "LIQUIDATING EVENT" shall have the meaning set forth in Section 8.1(b) of the Plan.

    "LIQUIDITY EVENT" means any Reorganization Event which the Committee determines, in its sole and absolute discretion, to treat as such an event.

    "INCENTIVE STOCK OPTION" means a Stock Option intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

    "NON-STATUTORY STOCK OPTION" means a Stock Option intended to not qualify as an Incentive Stock Option.

    "OPTIONEE" means a Participant who is granted a Stock Option pursuant to the Plan.

    "OUTSIDE DIRECTOR" means a Director who is not (a) a current employee of the Company (or any related entity), (b) a former employee of the Company (or any related entity) who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan), or (c) a consultant or person otherwise receiving compensation or other remuneration, either directly or indirectly, in any capacity other than as a Director.

    "PARENT" means any present or future corporation which would be a "parent corporation" as that term is defined in Section 424 of the Code.

    "PARTICIPANT" means any Eligible Person selected by the Committee, pursuant to the Committee's authority set forth in Article 3 of the Plan, to receive grants of Stock Options.

    "PLAN" means this New Image Industries, Inc. 1995 Stock Incentive Plan, as the same may be amended or supplemented from time to time.

    "REORGANIZATION EVENT" shall have the meaning set forth in Section 8.1(c) of the Plan.

    "RETIREMENT" means retirement from active employment with the Company or any Parent or Subsidiary as defined by the Committee.

    "RULE" means Rule 16b-3 and any future rules promulgated in substitution therefor under the Exchange Act.

    "SEC" means the Securities and Exchange Commission.

    "SECTION 16(B) PERSON" means a person subject to Section 16(b) of the Exchange Act.

    "STOCK" means the Common Stock, par value $.001 per share, of the Company.

    "STOCK OPTION" means an option to purchase shares of Stock granted pursuant to Article 6 of the Plan.

    "STOCK OPTION AGREEMENT" shall have the meaning set forth in Section 6.2 of the Plan.

    "SUBSIDIARY" means any present or future corporation which would be a "subsidiary corporation" as that term is defined in Section 424 of the Code.

    "SURVIVING CORPORATION" shall have the meaning set forth in Section 8.1(e) of the Plan.

    "TAX DATE" shall have the meaning set forth in Section 10.3(d)(iii) of the Plan.

    "TEN PERCENT SHAREHOLDER" means a person who on the Date of Grant owns, either directly or through attribution as provided in Section 424(d) of the Code, Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary.

    "WITHHOLDING RIGHT" shall have the meaning set forth in Section 10.3(c) of the Plan.

                                   ARTICLE 3
                                 ADMINISTRATION

    SECTION 3.1  COMMITTEE.  The Plan shall be administered by the Committee.

    SECTION 3.2   POWERS IN GENERAL.   The  Committee shall have  the power  and
authority to grant Stock Options to Eligible Persons, pursuant to the terms of the Plan.

    SECTION 3.3 SPECIFIC POWERS. In particular, the Committee shall have the authority: (i) to construe and interpret the Plan and apply its provisions; (ii) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (iii) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(iv) to determine when Stock Options are to be granted under the Plan; (v) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Persons to whom Stock Options shall be granted; (vi) to determine the number of shares of Stock to be made subject to each Stock Option; (vii) to prescribe the terms and conditions of each Stock Option, including, without limitation, the Exercise Price and medium of payment and vesting provisions, to determine whether the Stock Option is to be an Incentive Stock Option or a Non-Statutory Stock Option and to specify the provisions of the Stock Option Agreement relating to such Stock Option; (viii) to amend any outstanding Stock Options for the purpose of modifying the time or manner of vesting, the Exercise Price, thereunder or otherwise, subject to applicable legal restrictions and to the consent of the other party to such agreement; (ix) to determine when a consultant's relationship with the Company is sufficient to constitute the equivalent of employment with the Company for purposes of the Plan; (x) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of his or her employment for purposes of the Plan; and (xi) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

    SECTION 3.4 DECISIONS FINAL. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

    SECTION 3.5 THE COMMITTEE. The Board may, in its sole and absolute discretion, from time to time delegate any or all of its duties and authority with respect to the Plan to the Committee whose members are to be appointed by and to serve at the pleasure of the Board. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase or decrease (to not less than the minimum number of persons from time to time required by both the Rule and Section 162(m) of the Code) the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members or, in the case of a committee comprised of only two members, the unanimous written consent of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

                                   ARTICLE 4
                             STOCK SUBJECT TO PLAN

    SECTION 4.1 STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in Article 8, the total number of shares of Stock reserved and available for issuance under the Plan shall be 700,000 shares.

    SECTION 4.2 UNEXERCISED STOCK OPTIONS; REACQUIRED SHARES. To the extent that any Stock Options expire or are otherwise terminated without being exercised, the shares of Stock underlying such Stock Options (and shares related thereto) shall again be available for issuances in connection with future Stock Options under the Plan. If and to the extent that the Company receives shares of Stock in payment of all or a portion of the purchase price for any Stock, or in payment of any tax liabilities, the receipt of such shares will NOT increase the number of shares available for issuance under the Plan.

                                   ARTICLE 5
                                  ELIGIBILITY

    Outside Directors who are designated as Eligible Persons by the Board of Directors, Outside Directors who are not so designated as Eligible Persons (but only to the extent provided by Article 7 hereof), officers, employees and consultants of the Company, any Parent or any Subsidiary, shall be eligible to be granted Stock Options hereunder, subject to limitations set forth in this Plan; provided, however, that only officers and employees shall be eligible to be granted Incentive Stock Options hereunder.

                                   ARTICLE 6
                                 STOCK OPTIONS

    SECTION 6.1 GENERAL. Each Stock Option granted under the Plan shall be in such form and under such terms and conditions as the Committee may from time to time approve; provided, that such terms and conditions are not inconsistent with the Plan. The provisions of Stock Option Agreements entered into under the Plan need not be identical with respect to each Optionee. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Statutory Stock Options.

    SECTION 6.2 TERMS AND CONDITIONS OF STOCK OPTIONS. Each Stock Option granted pursuant to the Plan shall be evidenced by a written option agreement between the Company and the Optionee (the "STOCK OPTION AGREEMENT"), which shall comply with and be subject to the following terms and conditions.

        (a)   NUMBER  OF SHARES.   Each Stock  Option Agreement  shall state the
    number of shares of Stock to which the Stock Option relates.

        (b)  TYPE  OF OPTION.   Each Stock Option  Agreement shall identify  the
    portion (if any) of the Stock Option which constitutes an Incentive Stock Option.

        (c) EXERCISE PRICE. Each Stock Option Agreement shall state the price at which shares subject to the Stock Option may be purchased (the "EXERCISE PRICE"), which, with respect to Incentive Stock Options, shall not be less than 100% of the Fair Market Value of the shares of Stock on the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Exercise Price shall not be less than 110% of such Fair Market Value.

        (d) VALUE OF SHARES. The Fair Market Value of the shares of Stock (determined as of the Date of Grant) with respect to which Incentive Stock Options are first exercisable by an Optionee under this Plan and all other incentive option plans of the Company and any Parent or Subsidiary in any calendar year shall not, for such year, in the aggregate, exceed $100,000; provided, however, that if the aggregate Fair Market Value of such shares exceeds $100,000, then the incremental portion in excess of $100,000 shall be treated as Non-Statutory Stock Options (and not as Incentive Stock Options); provided, further, that this Section 6.2(d) shall not affect the right of the Committee to accelerate or otherwise alter the time of vesting of any Stock Options granted as Incentive Stock Options, even if, as a result thereof, some of such Stock Options cease being Incentive Stock Options.

        (e) MEDIUM AND TIME OF PAYMENT. The Exercise Price shall be paid in full, at the time of exercise, (i) in cash or cash equivalents, (ii) with the approval of the Committee, in shares of Stock which have been held by the Optionee for a period of at least six calendar months preceding the date of surrender and which have a Fair Market Value equal to the Exercise Price,
    (iii) in a combination of cash, cash equivalents and Stock, or (iv) in any other form of legal consideration acceptable to the Committee, and may be effected in whole or in part (x) with monies received from the Company at the time of exercise as a compensatory cash payment or (y) with monies borrowed from the Company in accordance with Section 10.5.

        (f) TERM AND EXERCISE OF STOCK OPTIONS. Stock Options shall vest or become exercisable over the exercise period at the times the Committee may determine, as reflected in the related Stock Option Agreements; provided, however, that the Optionees shall have the right to exercise the Stock Options at the rate of at least 20% per year over five years from the Date of Grant of such Stock Options. The exercise period of any Stock Option shall be determined by the Committee, but shall not exceed ten years from the Date of Grant of the Stock Option. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the exercise period shall be determined by the Committee, but shall not exceed five years from the Date of Grant of the Stock Option. A Stock Option may be exercised, as to any or all full shares of Stock as to which the Stock Option has become exercisable, by giving written notice of such exercise to the Company.

                                   ARTICLE 7
                     MANDATORY GRANTS TO OUTSIDE DIRECTORS

    SECTION  7.1   MANDATORY GRANTS TO  OUTSIDE DIRECTORS.   Notwithstanding any
other provision of this Plan, the grant of Stock Options to Outside Directors shall be subject to the following limitations of this Article 7.

        (a) Upon the initial election or appointment of an Outside Director, the Committee shall grant to such member, at the first meeting of the Committee following the date of such election or appointment, a ten year Non-Statutory Stock Option to purchase 7,000 shares of Stock.

        (b) The Committee shall grant to each Outside Director, effective as of each annual meeting of the Company's stockholders at the conclusion of which the Outside Director still serves as a Director of the Company, a ten year Non-Statutory Stock Option to purchase 12,500 shares of Stock.

        (c) All Stock Options granted to Outside Directors under this Article 7 shall be exercisable at an Exercise Price equal to 100% of the Fair Market Value of a share of Stock on the Date of Grant.

        (d) All Stock Options granted to Outside Directors under this Article 7 will vest or become exercisable as follows: 33% of the Stock Options (rounded up to the nearest whole share) shall vest on the first anniversary of the Date of Grant of the Stock Options, and 33% of the Stock Options (rounded up to the nearest whole share) shall vest on the second anniversary of the Date of Grant of the Stock Options, and the remaining Stock Options shall vest on the third anniversary of the Date of Grant of the Stock Options.

        (e) Unless otherwise provided in the Plan, all provisions regarding the terms of Non-Statutory Stock Options, other than those pertaining to the Date of Grant, the number of shares covered by such grant, term and Exercise Price shall be applicable to the Stock Options granted to Outside Directors under this Article 7.

    SECTION 7.2  PROHIBITION OF OTHER GRANTS TO OUTSIDE
DIRECTORS. Notwithstanding any other provisions in this Plan, the mandatory grants described in this Article 7 shall constitute the only grants under the Plan permitted to be made to Outside Directors unless such persons are designated Eligible Persons by the Board of Directors.

    SECTION 7.3 PROHIBITION AGAINST CERTAIN AMENDMENTS. Notwithstanding any other provisions of this Plan, the provisions of this Article 7 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

                                   ARTICLE 8
                                  ADJUSTMENTS

    SECTION 8.1  EFFECT OF CERTAIN CHANGES.

        (a) STOCK DIVIDENDS, SPLITS, ETC. If there is any change in the number of outstanding shares of Stock through the declaration of Stock dividends or through a recapitalization resulting in Stock splits, or combinations or exchanges of the outstanding shares, (i) the number of shares of Stock available for Stock Options, (ii) the number of shares covered by outstanding Stock Options, (iii) the number of shares set forth under
    Section 10.1(a) and (iv) the Exercise Price of any Stock Option, in effect prior to such change, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.

        (b) LIQUIDATING EVENT. In the event of the proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, a split-up, split-off or spin-off (each, a "LIQUIDATING EVENT"), the Committee may provide that the holder of any Stock Options then exercisable shall have the right to exercise such Stock Options (at the price provided in the agreement evidencing the Stock Options) subsequent to the Liquidating Event, and for the balance of its term, solely for the kind and amount of shares of Stock and other securities, property, cash or any combination thereof receivable upon such Liquidating Event by a holder of the number of shares of Stock for or with respect to which such Stock Options might have been exercised immediately prior to such Liquidating Event; or the Committee may provide, in the alternative, that each Stock Option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than 30 days written notice of the date so fixed shall be given to each Stock Option holder and if such notice is given, each Stock Option holder shall have the right, during the period of 30 days preceding such termination, to exercise his or her Stock Options as to all or any part of the shares of Stock covered thereby, without regard to any installment or vesting provisions in his or her Stock Options agreement, on the condition, however, that the Liquidating Event actually occurs; and if the Liquidating Event actually occurs, such exercise shall be deemed effective (and, if applicable, the Stock Option holder shall be deemed a shareholder with respect to the Stock Options exercised) immediately preceding the occurrence of the Liquidating Event (or the date of record for shareholders entitled to share in such Liquidating Event, if a record date is set).

        (c) MERGER OR CONSOLIDATION. In the case of any capital reorganization, any reclassification of the Stock (other than a change in par value or recapitalization described in Section 8.1(a) of the Plan), or the consolidation of the Company with, or a sale of substantially all of the assets of the Company to (which sale is followed by a liquidation or dissolution of the Company), or merger of the Company with another person (a "REORGANIZATION EVENT"), the Committee may provide in the Stock Option Agreement, or if not provided in the Stock Option Agreement, may determine, in its sole and absolute discretion, to accelerate the vesting of outstanding Stock Options (a "LIQUIDITY EVENT") in which case the Company shall deliver to the Stock Option holders at least 15 days prior to such Reorganization Event (or at least 15 days prior to the date of record for shareholders entitled to share in the securities or property distributed in the Reorganization Event, if a record date is set) a notice which shall (i) indicate whether the Reorganization Event shall be considered a Liquidity Event and (ii) advise the Stock Option holder of his or her rights pursuant to the agreement evidencing such Stock Options. If the Reorganization Event is determined to be a Liquidity Event, (i) the Surviving Corporation may, but shall not be obligated to, tender stock options or stock appreciation rights to the Stock Option holder with respect to the Surviving Corporation, and such new options and rights shall contain terms and provisions that substantially preserve the rights and benefits of the applicable Stock Options then outstanding under the Plan, or (ii) in the event that no stock options or stock appreciation rights have been tendered by the Surviving Corporation pursuant to the terms of item (i) immediately above, the Stock Option holder shall have the right, exercisable during a 10 day period ending on the fifth day prior to the Reorganization Event (or ending on the fifth day prior to the date of record for shareholders entitled to share in the securities or property distributed in the Reorganization Event, if a record date is set), to exercise his or her rights as to all or any part of the shares of Stock covered thereby, without regard to any installment or vesting provisions in his or her Stock Options agreement, on the condition, however, that the Reorganization Event is actually effected; and if the Reorganization Event is actually effected, such exercise shall be deemed effective (and, if applicable, the Stock Option holder shall be deemed a shareholder with respect to the Stock Options exercised) immediately preceding the effective time of the Reorganization Event (or on the date of record for shareholders entitled to share in the securities or property distributed in the Reorganization Event, if a record date is set). If the Reorganization Event is not determined to be a Liquidity Event, the Stock Option holder shall thereafter be entitled upon exercise of the Stock Options to purchase the kind and number of shares of stock or other securities or property of the Surviving Corporation receivable upon such event by a holder of the number of shares of the Stock which the Stock Options would have entitled the Stock Option holder to purchase from the Company if the Reorganization Event had not occurred, and in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this Plan with respect to the Stock Option holder's rights and interests thereafter, to the end that the provisions set forth in the agreement applicable to such Stock Options (including the specified changes and other adjustments to the Exercise Price) shall thereafter be applicable in relation to any shares or other property thereafter purchasable upon exercise of the Stock Options.

        (d) PAR VALUE CHANGES. In the event of a change in the Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value, into the same number of shares without par value, or any subsequent change in the par value, the shares resulting from any such change shall be "STOCK" within the meaning of the Plan.

    SECTION 8.2 DECISION OF COMMITTEE FINAL. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive; provided, however, that each Incentive Stock Option granted pursuant to the Plan shall not be adjusted without the prior consent of the holder thereof in a manner that causes such Stock Option to fail to continue to qualify as an Incentive Stock Option.

    SECTION 8.3 NO OTHER RIGHTS. Except as expressly provided in this Article 8, no Stock Option holder shall have any rights by reason of any subdivision or consolidation of shares of Stock or the payment of any dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any Liquidating Event, merger, or consolidation of assets or stock of another corporation, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class; and except as provided in this Article 8, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Stock Options. The grant of Stock Options pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

    SECTION 8.4 NO RIGHTS AS SHAREHOLDER. Except as specifically provided in this Article 8, a Stock Option holder or a transferee of Stock Options shall have no rights as a shareholder with respect to any shares covered by the Stock Options until the date of the issuance of a Stock certificate to him or her for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 8.1.

                                   ARTICLE 9
                           AMENDMENT AND TERMINATION

    The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under any Stock Options theretofore granted without such Participant's consent, or which without the approval of the shareholders would:

        (a) except as provided in Article 8, materially increase the total number of shares of Stock reserved for the purposes of the Plan;

        (b) materially increase the benefits accruing to Participants or Eligible Persons under the Plan; or

        (c) materially modify the requirements for eligibility under the Plan.

    The Committee may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Article 3, no such amendment shall impair the rights of any holder without his or her consent.

                                   ARTICLE 10
                               GENERAL PROVISIONS

    SECTION 10.1  GENERAL RESTRICTIONS.

        (a) LIMITATION ON GRANTING OF STOCK OPTIONS. Subject to adjustment as provided in Article 8, no Participant shall be granted Stock Options with respect to more than 500,000 shares of Stock.

        (b) NO VIEW TO DISTRIBUTE. The Committee may require each person acquiring shares of Stock pursuant to the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view towards distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

        (c) LEGENDS. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    SECTION 10.2 OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

    SECTION 10.3  DISQUALIFYING DISPOSITIONS: WITHHOLDING TAXES.

        (a) DISQUALIFYING DISPOSITION. The Stock Option Agreements shall require Optionees who make a "DISPOSITION" (as defined in the Code) of all or any of the Stock acquired through the exercise of Stock Options within two years from the date of grant of the Stock Option, or within one year after the issuance of Stock relating thereto, to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Stock; and each Optionee shall agree that he or she shall maintain all such Stock in his or her name so long as he or she maintains beneficial ownership of such Stock.

        (b) WITHHOLDING REQUIRED. Each Participant shall, no later than the date as of which the value derived from Stock Options first become includable in the gross income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Stock Options or their exercise. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Participant shall, to the extent permitted by law, have the right to request that the Company deduct any such taxes from any payment of any kind otherwise due to the Participant.

        (c) WITHHOLDING RIGHT. The Committee may, in its discretion, grant to a Stock Option holder the right (a "WITHHOLDING RIGHT") to elect to make such payment by irrevocably requiring the Company to withhold from shares issuable upon exercise of the Stock Options that number of full shares of Stock having a Fair Market Value on the Tax Date (as defined below) equal to the amount (or portion of the amount) required to be withheld. The Withholding Right may be granted with respect to all or any portion of the Stock Options.

        (d) EXERCISE OF WITHHOLDING RIGHT. To exercise a Withholding Right, the Stock Option holder must follow the election procedures set forth below, together with such additional procedures and conditions as may be set forth in the related Stock Option Agreement or otherwise adopted by the Committee.

           (i) The Stock Option holder must deliver to the Company his or her written notice of election (the "ELECTION") to have the Withholding Right apply to all (or a designated portion) of his or her Stock Options prior to the date of exercise of the Right to which it relates.

           (ii) Unless disapproved  by the Committee  as provided in  Subsection
       (iii) below, the Election once made will be irrevocable.

          (iii) No Election is valid unless the Committee consents to the Election; the Committee has the right and power, in its sole discretion, with or without cause or reason therefor, to consent to the Election, to refuse to consent to the Election, or to disapprove the Election; and if the Committee has not consented to the Election on or prior to the date that the amount of tax to be withheld is, under applicable federal income tax laws, fixed and determined by the Company (the "TAX DATE"), the Election will be deemed approved.

           (iv) If the Stock Option holder on the date of delivery of the Election to the Company is a Section 16(b) Person, the following additional provisions will apply:

               (A) the Election cannot be made during the six calendar month period commencing with the date of the grant of the Withholding Right (even if the Stock Options to which such Withholding Right relates have been granted prior to such date); provided, that this Subsection
           (A) is not applicable to any Stock Option holder at any time subsequent to the death, Disability or Retirement of the Stock Option holder;

               (B) the Election (and the exercise of the related Stock Option) can only be made during the Window Period; and

               (C)  notwithstanding any other provision of this Section 10.3, no
           Section 16(b) Person shall have the right to make any Election unless the Company has been subject to the reporting requirements of Section 13(a) of the Exchange Act for at least a year prior to the transaction and has filed all reports and statements required to be filed pursuant to that Section for that year.

        (e)  EFFECT.  If the Committee consents to an Election of a  Withholding
    Right:

           (i) upon the exercise of the Stock Options (or any portion thereof) to which the Withholding Right relates, the Company will withhold from the shares otherwise issuable that number of full shares of Stock having an actual Fair Market Value equal to the amount (or portion of the amount, as applicable) required to be withheld under applicable federal, state and/or local income tax laws as a result of the exercise; and

           (ii) if the Stock Option holder is then a Section 16(b) Person who has made an Election, the related Stock Options may not be exercised, nor may any shares of Stock issued pursuant thereto be sold, exchanged or otherwise transferred, unless such exercise, or such transaction, complies with an exemption from Section 16(b) provided under Rule 16b-3.

        (f) CASH REIMBURSEMENTS. The Company may make cash bonus payments to Non-Statutory Stock Option holders to reimburse such Non-Statutory Stock
    Option holders for all or part of federal and state taxes payable with respect to the exercise of Non-Statutory Stock Options.

    SECTION 10.4 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as Directors or Outside Directors, and to the extent allowed by applicable law, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which they or any one of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Option granted under the Plan, and against all amounts paid by them in settlement thereof (provided that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

    SECTION 10.5 LOANS. The Company may make loans to Optionees (other than Directors who are not also employees or officers of the Company or any Parent or any Subsidiary) as the Committee, in its discretion, may determine in connection with the exercise of outstanding Stock Options granted under the Plan. Such loans shall (i) be evidenced by promissory notes entered into by the holders in favor of the Company; (ii) be subject to the terms and conditions set forth in this Section 10.5 and such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine; and (iii) bear interest, if any, at such rate as the Committee shall determine. In no event may the principal amount of any such loan exceed the Exercise Price less the par value, if any, of the shares of Stock covered by the Stock Option, or portion thereof, exercised by the Optionee. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal and applicable interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Committee; provided, however, that the term of the loan, including extensions, shall not exceed 10 years. Unless the Committee determines otherwise, when a loan shall have been made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan and such pledge shall be evidenced by a security agreement, the terms of which shall be determined by the Committee, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

    SECTION 10.6 NON-TRANSFERABILITY OF STOCK OPTIONS. Each Stock Option Agreement shall provide that the Stock Options granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and the Stock Options may be exercised, during the lifetime of the Stock Option holder, only by the Stock Option holder or by his or her guardian or legal representative.

    SECTION 10.7 REGULATORY MATTERS. Each Stock Option Agreement shall provide that no shares shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel; and (ii) if required to do so by the Company, the Optionee shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require.

    SECTION  10.8   RECAPITALIZATIONS.   Each Stock  Option Agreement  and Stock
Purchase Agreement shall contain provisions required to reflect the provisions of Article 8.

    SECTION 10.9 DELIVERY. Upon exercise of Stock Options granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

    SECTION 10.10 RULE 16B-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

    SECTION 10.11 OTHER PROVISIONS. The Stock Option Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Stock Options, as the Committee may deem advisable.

                                   ARTICLE 11
                             EFFECTIVE DATE OF PLAN

    The Plan shall become effective on July 24, 1995, subject to approval by the Company's stockholders, which approval must be obtained within one year from the date the Plan is adopted by the Board.

                                   ARTICLE 12
                                  TERM OF PLAN

    No Stock Options shall be granted pursuant to the Plan on or after July 23, 2005 but Stock Options theretofore granted may extend beyond that date.

                                   ARTICLE 13
                      INFORMATION TO STOCK OPTION HOLDERS

    The Company will cause a report to be sent to each Stock Option holder not later than 120 days after the end of each fiscal year. Such report shall consist of the financial statements of the Company for such fiscal year and shall include such other information as is provided by the Company to its shareholders.

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                           NEW IMAGE INDUSTRIES, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

    The undersigned, a Stockholder of NEW IMAGE INDUSTRIES, INC., a Delaware corporation, (the "Company") hereby appoints the Board of Directors of the Company the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on January 10, 1996, and any postponements or adjournments thereof, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

    THE BOARD OF DIRECTORS RECOMMENDS A WITH VOTE ON PROPOSAL 1, AND A FOR VOTE ON PROPOSALS 2 AND 3.

    1.  ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:

        /  /   WITH     / /   WITHOUT Authority  to vote for  the nominee listed
below.

        (Instructions: To withhold authority for the nominee, line through or otherwise strike out name below)

                    Dewey F. Edmunds       Kenneth B. Sawyer

    2.  / /  FOR       / /  AGAINST       / /  ABSTAIN

    The adoption of the Amendment to the New Image Industries, Inc. 1993 Stock Incentive Plan (the "1993 Stock Incentive Plan") to increase the number of shares outstanding thereunder.

    3.  / /  FOR       / /  AGAINST       / /  ABSTAIN

    The adoption of the New Image Industries, Inc. 1995 Stock Incentive Plan (the "1995 Incentive Plan").

    The undersigned hereby revokes any other proxy to vote at such Meeting, and hereby ratifies and confirms all that said proxy, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxy is authorized to vote in accordance with its best judgment.

    This Proxy will be voted in accordance with the instructions set forth above. This Proxy will be treated as a GRANT OF AUTHORITY TO VOTE FOR the Amendment to the 1993 Stock Incentive Plan, FOR the adoption of the 1995 Stock Incentive Plan, and FOR the election of the Directors named, and as said proxy shall deem advisable on such other business as may come before the Meeting, unless otherwise directed.
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    The undersigned  acknowledges receipt  of a  copy of  the Notice  of  Annual
Meeting and accompanying Proxy Statement, dated December 12, 1995, relating to the Meeting.
                                                    Dated: _______________, ____

                                                    ____________________________

                                                    ____________________________
                                                          Signature(s) of
                                                           Shareholder(s)
                                                      (See Instructions Below)

                                                    The   signature(s)    hereon
                                                    should   correspond  exactly
                                                    with  the  name(s)  of   the
                                                    Stockholder(s)  appearing on
                                                    the  Stock  Certificate.  If
                                                    stock  is jointly  held, all
                                                    joint  owners  should  sign.
                                                    When  signing  as  attorney,
                                                    executor, administrator,
                                                    trustee or guardian,  please
                                                    give  full title as such. If
                                                    signer  is  a   corporation,
                                                    please    sign    the   full
                                                    corporation name,  and  give
                                                    title of signing officer.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NEW IMAGE INDUSTRIES, INC.